SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated and is effective as of May 14, 2002, among SED INTERNATIONAL HOLDINGS, INC. and SED INTERNATIONAL, INC., jointly and severally (collectively, the "Borrowers"), WACHOVIA BANK, N.A., as Agent (the "Agent") and the Banks party to the "Credit Agreement" defined below (collectively, the "Banks");

W I T N E S S E T H:

WHEREAS, the Borrowers, the Agent and the Banks executed and delivered that certain $50,000,000 Second Amended and Restated Credit Agreement, dated as of August 31, 1999 (as amended by the First Amendment thereto dated as of September 30, 2000, as further amended by that certain letter dated February, 2001, as further amended by that certain Second Amendment dated as of March 30, 2001, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated May 2, 2001, as further amended by that certain Fourth Amendment to Second Amended and Restated Credited Agreement dated as of October 12, 2001, and as further amended by that certain Fifth Amendment to Second Amended and Restated Credited Agreement dated as of February 8, 2002, the "Credit Agreement");

WHEREAS, the Borrowers have requested and the Agent and the Banks have agreed to make certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrowers, the Agent and the Banks hereby covenant and agree as follows:

1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement from and after the date hereof refer to the Credit Agreement as amended hereby.

2. Waiver. The Borrowers have advised the Agent and the Banks that the Borrowers were in Default under Sections 6.05(c), 6.21, 6.23(a) and (b), and 6.24 of the Credit Agreement during the period from March 31, 2002, through and including the date of this Amendment, which Defaults constitute Events of Default under the Credit Agreement (the "Existing Events of Default"). The Borrowers have requested that the Agent and the Banks waive such Existing Events of Default solely for such relevant periods from March 31, 2002, through and including the date of this Amendment (the "Waiver Period"). The Agent and each of the Banks hereby waive the Existing Events of Default solely for the Waiver Period. Such waiver of the Existing Events of Default granted by the Agent and the Banks under this Amendment shall not extend beyond the Waiver Period and shall thereafter be null and void, and of no force or effect. The waiver of the Existing Events of Default contained in this Amendment shall not extend to any other existing Default or Event of Default or other provision of the Credit Agreement or any of the other Loan Documents, whether now existing or hereafter arising. All other provisions of the Credit Agreement and the other Loan Documents remain in full force and effect.

3. Amendments to Credit Agreement. The following amendments are hereby made to the Credit Agreement:

(a) The following new definitions are added to Section 1.01 of the Credit Agreement in alphabetical order:

"Monthly Consolidated Fixed Charges" for any month, but solely with respect to SEDI, means the sum of (i) Consolidated Interest Expense for such month, and (ii) all payment obligations of SEDI for such month under all operating leases and rental agreements, all determined with respect to SEDI for such month and in accordance with GAAP.

"Monthly EBILTDA" for any month, but solely with respect to SEDI, means the sum of (i) Consolidated Net Income, (ii) taxes on income, (iii) Consolidated Interest Expense, (iv) depreciation expense, (v) amortization expense, (vi) non-cash stock award expenses, and (vii) all payment obligations for such period under all operating leases and rental agreements, all determined with respect to SEDI for such month and in accordance with GAAP.

(b) The definition of "Delinquent Trade Payables Reserve" in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

"Delinquent Trade Payables Reserve" means, at the time of determination, the aggregate amount payable by Borrowers (after deducting any discounts, forgiveness, and allowances actually granted, but including, without limitation, any late fees, charges, and accrued but unpaid interest) under each of the Borrowers' trade payables which, by the original terms of such trade payables, are more than 15 days overdue for payment, without considering any extensions to the time of payment granted by, or on behalf of, the Person to whom such trade payable is due.

(c) Section 6.24 is amended and restated in its entirety as follows:

SECTION 6.24. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will as of March 31, 2002, be not less than $28,000,000, and at all times thereafter will not be less than (x) $28,000,000 plus (y) the sum of (i) 75% of the cumulative Reported Net Income of the Borrowers and the Consolidated Subsidiaries during any period after March 31, 2002 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter (but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Borrowers and the Consolidated Subsidiaries is negative), and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after March 31, 2002, calculated quarterly at the end of each Fiscal Quarter.

(d) A new Section 6.31 is hereby added to the Credit Agreement as follows:

SECTION 6.31. Monthly Fixed Charge Coverage. Commencing with the month of April 2002, and tested as of the last day of such month and each month after April 2002, the ratio of Monthly EBILTDA to Monthly Consolidated Fixed Charges shall not at any time be less than (a) for April 2002, 0.8 to 1.0; (b) for May 2002, 0.9 to 1.0; and for June 2002 and each month thereafter, 1.0 to 1.0.

The Borrowers agree to deliver to the Agent and the Lenders a Compliance Certificate within 30 days after the end of each month setting forth SEDI's compliance with this Section 6.31, along with their monthly financial statements in accordance with Section 6.01(b).

4. Exhibits and Schedules. The Compliance Certificate attached as Exhibit H to the Credit Agreement is amended and restated in its entirety as set forth on Exhibit A to this Amendment.

5. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents remain in full force and effect, and constitute the legal, valid, binding and enforceable obligations of the Borrowers. The amendments contained herein will be deemed to have prospective application only, unless otherwise specifically stated herein.

6. Ratification. Each of the Borrowers hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which counterparts, taken together, will constitute but one and the same instrument.

8. Section References. Section titles and references used in this Amendment have no substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

9. No Default; Release. To induce the Agent and the Banks to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement, each of the Borrowers hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, (i) there exists no Default or Event of Default, (ii) there exists no right of offset, defense, counterclaim, claim or objection in favor of the Borrowers arising out of or with respect to any of the Loans or other obligations of the Borrowers owed to the Banks under the Credit Agreement, and (iii) the Agent and each of the Banks has acted in good faith and has conducted its relationships with each of the Borrowers in a commercially reasonable manner in connection with the negotiations, execution and delivery of this Amendment and in all respects in connection with the Credit Agreement, each of the Borrowers hereby waiving and releasing any such claims to the contrary. A default or breach of representation or warranty by the Borrowers under this Amendment shall constitute an Event of Default under the Credit Agreement.

10. Further Assurances. Each of the Borrowers agrees to take such further actions as the Agent reasonably requests in connection herewith to evidence the amendments herein contained.

11. Governing Law. This Amendment is governed by, and construed and interpreted in accordance with, the laws of the State of Georgia.

12. Conditions Precedent. This Amendment becomes effective only upon the execution and delivery of this Amendment by each of the parties hereto.

[Signatures on Following page]

IN WITNESS WHEREOF, the Borrowers, the Agent and each of the Banks has caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

SED INTERNATIONAL HOLDINGS, INC.

By:_________________________ (SEAL)

Title:

SED INTERNATIONAL, INC.

By:_________________________ (SEAL)

Title:

WACHOVIA BANK, N.A.,

as Agent and as the sole Bank

By:_________________________ (SEAL)

Title:

EXHIBIT A

EXHIBIT H TO THE CREDIT AGREEMENT IS AMENDED AND RESTATED

IN ITS ENTIRETY AS FOLLOWS

EXHIBIT H

COMPLIANCE CERTIFICATE

Reference is made to the Second Amended and Restated Credit Agreement dated as of August 31, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among SED International Holdings, Inc. and SED International, Inc., as Borrowers, the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 6.01(c) of the Credit Agreement,

  , the duly authorized   of SED International Holdings, Inc. and , the duly authorized of SED International, Inc., hereby certify to the Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of __________________, 200__, and that no Default is in existence on and as of the date hereof.

SED INTERNATIONAL HOLDINGS, INC.

By:_________________________________

Title:______________________________

SED INTERNATIONAL, INC.

By:_________________________________

Title:______________________________

Exhibit "H"

COMPLIANCE CHECK LIST

SED INTERNATIONAL HOLDINGS, INC.

SED INTERNATIONAL, INC.

,

1. Consolidations, Mergers and Sales of Assets. (Section 6.05.)

The Borrowers will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) either Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) such Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) the Borrowers may merge with one another and Subsidiaries of the Borrowers may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit (A) transfers of Accounts to insurers permitted by Section 6.26 or (B) during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding 3 Fiscal Quarters, either (x) constituted more than 2% of Consolidated Total Assets at the end of the most recent Fiscal Year immediately preceding such Fiscal Quarter, or (y) contributed more than 2% of Consolidated Operating Profits during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter.

(a) Value of assets transferred or business

lines or segments discontinued $___________

(b) Consolidated Total Assets $___________

(c) 2% of (b) $___________

(d) Consolidated Operating Profits - Schedule 1 $___________

(e) 2% of (d) $___________

Limitation (a) not to exceed (c) or (e)

2. Priority Debt (Section 6.18)

None of the Borrowers' nor any Consolidated Subsidiary's property is subject to any Lien securing Debt, except for:

Description of Lien and Property Amount of Debt

subject to same Secured

a. ___________________________ $_____________

b. ___________________________ $_____________

c. ___________________________ $_____________

d. ___________________________ $_____________

e. ___________________________ $_____________

f. ___________________________ $_____________

g. ___________________________ $_____________

Total $_____________

Aggregate Debt secured by purchase

money Liens permitted by

Section 6.18(k) $_____________

Limitation: $1,500,000

3. Leverage Ratio (Section 6.20)

Tested at the end of each Fiscal Quarter, the Leverage Ratio shall not at any time exceed 3.5 to 1.0.

(a) Consolidated Debt - Schedule 3 $______________

(b) Consolidated Tangible Net

Worth - Schedule 4 $______________

Actual Ratio of (a) to (b) ______________

Maximum Ratio 3.5 to 1.0

4. (A) Fixed Charge Coverage (Section 6.21)

Commencing on December 31, 2001, and tested on such date and at the end of each Fiscal Quarter thereafter, the ratio of EBILTDA to Consolidated Fixed Charges shall not at any time be less than the following amounts as of the end of each of the following Fiscal Quarters:

Fiscal Quarter Ending Ratio

March 31, 2002 1.25 to 1.0

June 30, 2002, and each Fiscal Quarter

thereafter 1.5 to 1.0

The foregoing ratio shall be calculated on a cumulative basis for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters; provided, however, for the 3 consecutive Fiscal Quarters ending on and after December 31, 2001, the foregoing ratio shall be calculated as follows: (i) for the Fiscal Quarter ending December 31, 2001, times 4, (ii) for the Fiscal Quarters ending December 31, 2001, and March 31, 2002, on a cumulative basis, times 2, and (iii) for the first, second and third consecutive Fiscal Quarters ending on or after December 31, 2001, on a cumulative basis, times 1.3333.

(a) EBILTDA - Schedule 2 $___________

(b) Consolidated Interest

Expense - Schedule 2 $___________

(c) operating leases and rentals - Schedule 2 $___________

(d) sum of (b) plus (c) $___________

Ratio of (a) to (d) to 1.0

Requirement [1.25 to 1.0]

[1.5 to 1.0]

(B) Monthly Fixed Charge Coverage (Section 6.31)

SECTION 6.31. Monthly Fixed Charge Coverage. Commencing with the month of April 2002, and tested as of the last day of such month and each month after April 2002, the ratio of Monthly EBILTDA to Monthly Consolidated Fixed Charges shall not at any time be less than (a) for April 2002, 0.8 to 1.0; (b) for May 2002, 0.9 to 1.0; and for June 2002 and each month thereafter, 1.0 to 1.0.

(a) Monthly EBILTDA - Schedule 2A $___________

(b) Consolidated Interest

Expense - Schedule 2A $___________

(c) operating leases and rentals - Schedule 2A $___________

(d) sum of (b) plus (c) $___________

Ratio of (a) to (d) to 1.0

Requirement [0.8 to 1.0]

[0.9 to 1.0]

[1.0 to 1.0]

5. Current Ratio (Section 6.22)

Tested at the end of each Fiscal Quarter, the Borrower will at all times maintain a Current Ratio greater than 1.25 to 1.0.

(a) Aggregate Accounts Receivable $___________

(b) Aggregate Inventory $___________

(c) sum of (a) and (b) $___________

(d) Principal amount outstanding under

Syndicated Loans $___________

(e) Principal amount outstanding under

Swing Loans $___________

(f) Aggregate outstanding principal amount

of Letter of Credit Obligations $___________

(g) Aggregate accounts payable $___________

(h) sum of (d) plus (e) plus (f) plus (g) $___________

(i) ratio of (c) to (h) _ to 1.0

Limitation 1.25 to 1.0

6. Minimum Profitability (Section 6.23)

(a) Tested at the end of each Fiscal Quarter, the Borrower's EBITDA for such Fiscal Quarter shall be greater than the minimum levels set forth in Section 6.23 of the Credit Agreement.

(a) EBITDA - Schedule 5 $_____________

(b) Requirement (minimum level) $_____________

(b) Tested at the end of each Fiscal Quarter, the EBITDA for such Fiscal Quarter of SEDI and SED E-Store, on a consolidated basis as between them, but otherwise on a non-consolidated basis as to all other members of the consolidated group to which they might otherwise belong (and notwithstanding any reference to the term "consolidated basis" or the like contained in any defined term used in this clause (b)), shall be greater than the minimum level as set forth in Section 6.23 of the Credit Agreement.

(a) EBITDA - Schedule 5 $_____________

(b) Requirement (minimum level) $_____________

7. Minimum Consolidated Tangible Net Worth (Section 6.24)

Consolidated Tangible Net Worth will as of March 31, 2002, be not less than $28,000,000, and at all times thereafter will not be less than (x) $28,000,000 plus (y) the sum of (i) 75% of the cumulative Reported Net Income of the Borrowers and the Consolidated Subsidiaries during any period after March 31, 2002 (taken as one accounting period), calculated monthly at the end of each month (but excluding from such calculations of Reported Net Income for purposes of this clause (i), any month in which the Reported Net Income of the Borrowers and the Consolidated Subsidiaries is negative), and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after March 31, 2002, calculated monthly at the end of each month.

(a) $28,000,000

(b) 75% of positive Reported Net Income

after March 31, 2002 $____________

(c) 100% of cumulative Net Proceeds of Capital

Stock received after March 31, 2002 $____________

Actual Consolidated Tangible

Net Worth - Schedule 4 $____________

Required Consolidated Tangible Net

Worth (sum of (a) plus (b) plus (c)) $____________

Schedule 1

Consolidated Operating Profits

Consolidated Operating Profits

quarter 200 $___________

quarter 200 $___________

quarter 200 $___________

quarter 200 $___________

Total $___________

Schedule 2

EBILTDA

Consolidated Net Income for: Consolidated SEDI

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Income taxes for:

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Depreciation expense for:

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Amortization expense for:

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Consolidated Interest Expense for:

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Non-cash Stock Award Expense for:

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Operating Leases and Rentals for:

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Total EBILTDA $__________ $__________

Schedule 2A

Monthly EBILTDA for [insert name of Month], 200___

Consolidated Net Income $__________

Income taxes $__________

Depreciation expense $__________

Amortization expense $__________

Consolidated Interest Expense $__________

Non-cash Stock Award Expense $__________

Operating Leases and Rentals $__________

Total Monthly EBILTDA $__________

Schedule 3

Consolidated Debt

INTEREST

RATE MATURITY TOTAL

Secured

$________

$________

$________

$________

$________

Total Secured $_______

Unsecured

$________

$________

$________

$________

Total Unsecured $_______

Guarantees

$________

$________

Total $_______

Redeemable Preferred Stock $________

Total $_______

Other Liabilities

$________

$________

$________

Total Debt $_______

Schedule 4

Consolidated Tangible Net Worth

Stockholders' Equity $_________

Less:

Surplus from write-up of assets subsequent

to , 19 $_________

Intangibles $_________

Loans to stockholders, directors

officers or employees $_________

Capital Stock shown as assets $_________

Deferred expenses $_________

Consolidated Tangible Net Worth $_________

Intangibles Description

(a) $_________

(b) $_________

(c) $_________

Other $_________

Total $_________

Schedule 5

EBITDA

Consolidated Net Income for: Consolidated SEDI

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Income taxes for:

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Depreciation expense for:

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Amortization expense for:

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Consolidated Interest Expense for:

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Non-cash Stock Award Expense for:

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

quarter 200 $__________ $__________

Total $__________ $__________

Total EBITDA $__________ $__________